UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 2, 2013

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

5501 Old York Road

Philadelphia, Pennsylvania 19141

(Address of Principal Executive Offices)

(215) 456-2312
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In June 2010, Redpoint Bio Corporation (the “Company”) entered into a License and Commercialization Agreement (the “License Agreement”) with International Flavors & Fragrances Inc. (“IFF”) for the development, manufacture, use and commercialization of Reb-C (rebaudioside C), a component of the stevia plant. IFF has exclusive rights, for five years from the date of the License Agreement, to develop, manufacture and commercialize Reb-C in virtually all food and beverage product categories.

On June 14, 2013, the Company received one hundred thousand dollars ($100,000) from IFF in satisfaction of its minimum royalty obligation for the first twelve (12) month period commencing on the First Purchase of Reb-C (as defined in the License Agreement). The Company continues to remain eligible to receive royalties based on the amount of Reb-C purchased by IFF for use in products. IFF will continue to be responsible for the regulatory process and for costs associated with prosecuting and maintaining its intellectual property covering the sweetness enhancer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: July 2, 2013

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	President, Chief Executive Officer,
Chief Financial Officer, Treasurer, and Secretary